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Exhibit 10.1

AMENDMENT #1 TO CONTRACT NO. 0651 BETWEEN
GEORGIA DEPARTMENT OF COMMUNITY HEALTH
AND WELLCARE HEALTH PLANS, INC

    This Amendment is between the Georgia Department of Community Health (hereinafter referred to as "DCH" or the "Department"), and WellCare Health Plans, me (hereinafter referred to as "Contractor"), and is made effective this 12th of March, 2007. Other than the changes, modifications and additions specifically articulated in this Amendment #1 to Contract #0652, RFP# 419-01-000000027, the original Contract with an effective date of September 18, 2005, by and between Contractor and DCH, remains in effect and binding on and against DCH and Contractor. Unless expressly modified or added in this Amendment #1, the terms and conditions of the original Contract are expressly incorporated into this Amendment #1 as if restated herein.

WHEREAS, DCH and Contractor executed a Contract to provide reforms to the Georgia Medicaid and PeachCare for Kids Programs on September 18, 2005, (hereinafter the "Contract");

WHEREAS, DCH is the single State agency designated to administer Medical Assistance in Georgia under Title XIX of the Social Security Act of 1935, as amended, and O.C.G.A. §§ 49-4-140 etseq. (the "Medicaid Program"), and is charged with ensuring the appropriate delivery of health care services to Medicaid members via Care Management Organizations (CMO) through the Georgia Healthy Families Program;

WHEREAS, Contractor is an established and licensed Care Management Organization participating in the Georgia Healthy Family Program; and

WHEREAS, pursuant to Paragraph 32.0, Amendment in Writing, DCH and Contractor desire to amend the above-referenced Contract as set forth below.

NOW THEREFORE, FOR AND IN CONSIDERATION of the mutual promises of the Parties, the terms, provisions and conditions of this Amendment and other good and valuable consideration, the sufficiency of which is hereby acknowledged, DCH and Contractor hereby agree as follows:

I. To amend the Contract by deleting Attachment H, Capitation Payment, in its entirety and replace with the new Attachment H, Capitation Payment, contained at Exhibit 1 to this Amendment.

II. To add to the Contract Attachments M, Statement of Ethics, and Attachment N, DCH Ethics in Procurement Policy, contained at Exhibit 2 to this Amendment.

III. DCH and Contractor agree that they have assumed an obligation to perform the covenants, agreements, duties and obligations of the Contract, as modified and amended herein, and agree to abide by all the provisions, terms and conditions contained in the Contract as modified and amended.

IV. This Amendment shall be binding and inure to the benefit of the Parties hereto, their heirs, representatives, successors and assigns. Whenever the provisions of this

Amendment # 1 Well Care Control #0651	Page 1 of 18

Amendment and the Contract are in conflict, the provisions of this Amendment shall govern and control.

V. It is understood by the Parties hereto that, if any part, term, or provision of this
Amendment or this entire Amendment is held to be illegal or in conflict with any law of this State, then DCH, at its sole option, may enforce the remaining unaffected portions or provisions of this Amendment or of the Contract and the rights and obligations of the parties shall be construed and enforced as if the Contract or Amendment did not contain the particular part, term or provision held to be invalid.

VI. This Amendment shall become effective on the date first stated above and shall remain effective for so long as the Contract is in effect.

VII. This Amendment shall be construed in accordance with the laws of the State of Georgia.

VIII. All other terms and conditions contained in the Contract and any amendment thereto, not amended by this Amendment, shall remain in full force and effect.

Signatures on Following Page

Amendment # 1 Well Care Control #0651	Page 2 of 18

SIGNATURE PAGE

IN WITNESS WHEREOF, DCH and Contractor, through their authorized officers and agents, have caused this Amendment to be executed on their behalf as of the date indicated.

GEORGIA DEPARTMENT OF COMMUNITY HEALTH
/s/ Rhonda M. Medows	3/12/2007
Rhonda M. Medows, M.D., Commissioner	Date
WELLCARE HEALTH PLANS, INC.	2/27/07
By: /s/ Todd S. Farha
Title: President and CEO	Affix Corporate Seal (Corporations without a seal, attach a Certificate of Corporate Resolution)
ATTEST: /s/ Karen Mulroe
SIGNATURE
Assistant General Counsel
TITLE

* Must be President, Vice President, CEO or other authorized officer
**Must be Corporate Secretary

Amendment # 1 Well Care Control #0651	Page 3 of 18

Exhibit 1

ATTACHMENT H
CAPITATION PAYMENT FOLLOWS

Summary of Suggested Rates

ATLANTA REGION	Well care Adjusted
Medicaid (LIM / Refugee / RSM)
0 - 2 Months Male & Female	$ 1,108.14
3-11 Months Male & Female	$ 179.05
1 - 5 Years Male & Female	$ 107.39
6 -13 Years Male & Female	$ 102.51
14-20 Years Female	$ 169.75
14-20 Years Male	$ 117.30
21 - 44 Years Female	$ 241.55
21 - 44 Years Male	$ 258.02
45+ Years Female	$ 397.93
45+ Years Male	$ 485.36
PeachCare
0 - 2 Months Male & Female	$ 182.73
3-11 Months Male & Female	$ 182.73
1 - 5 Years Male & Female	$ 110.91
6-13 Years Male & Female	$ 132.63
14-20 Years Female	$ 157.72
14-20 Years Male	$ 145.85
Female Services
Breast and Cervical Cancer	$ 1,558.30
Delivery/Kick Payment	$ 5,811,98

CENTRAL REGION	Well care Adjusted
Medicaid (LIM / Refugee / RSM)
0 - 2 Months Male & Female	$ 1,083.69
3-11 Months Male & Female	$ 208.94
1-5 Years Male & Female	$ 116.10
6-13 Years Male & Female	$ 106.58
14-20 Years Female	$ 165.57
14-20 Years Male	$ 101.54
21-44 Years Female	$ 265.32
21 - 44 Years Male	$ 283.33
45+ Years Female	$ 473.52
45+ Years Male	$ 560.99
PeachCare
0 - 2 Months Male & Female	$ 188.59
3-11 Months Male & Female	$ 188.59
1 - 5 Years Male & Female	$ 125.63
6 -13 Years Male & Female	$ 137.40
14-20 Years Female	$ 164.95
14-20 Years Male	$ 141.03
Female Services
Breast and Cervical Cancer	$ 1,620.76
Delivery/Kick Payment	$ 5,779.38

EAST REGION	Well care Adjusted
Medicaid (LIM / Refugee / RSM)
0 - 2 Months Male & Female	$ 1,050.77
3-11 Months Male & Female	$ 203.02
1 - 5 Years Male & Female	$ 115.28
6 - 13 Years Male & Female	$ 100.96
14-20 Years Female	$ 169.62
14-20 Years Male	$ 103.02
21 - 44 Years Female	$ 261.04
21 -44 Years Male	$ 268.83
45+ Years Female	$ 431.53
45+ Years Male	$ 563.82
PeachCare
0 - 2 Months Male & Female	$ 189.32
3-11 Months Male & Female	$ 189.32
1 - 5 Years Male & Female	$ 121.68
6 -13 Years Male & Female	$ 133.34
14-20 Years Female	$ 164.73
14-20 Years Male	$ 137.71
Female Services
Breast and Cervical Cancer	$ 1,629.32
Delivery/Kick Payment	$ 5,829.77

NORTH REGION	Well care Adjusted
Medicaid (LIM / Refugee / RSM)
0 - 2 Months Male & Female	$ 1,154.48
3-11 Months Male & Female	$ 217.98
1-5 Years Male & Female	$ 130.41
6-13 Years Male & Female	$ 121.82
14-20 Years Female	$ 197.78
14-20 Years Male	$ 127.02
21 - 44 Years Female	$ 303.25
21 - 44 Years Male	$ 320.14
45+ Years Female	$ 500.46
45+ Years Male	$ 563.82
PeachCare
0 - 2 Months Male & Female	$ 189.32
3-11 Months Male & Female	$ 189.32
1 - 5 Years Male & Female	$ 133.05
6-13 Years Male & Female	$ 149.53
14-20 Years Female	$ 191.90
14-20 Years Male	$ 167.17
Female Services
Breast and Cervical Cancer	$ 1,629.32
Delivery/Kick Payment	$ 5,774.93

SOUTHEAST REGION	Well care Adjusted
Medicaid (LIM / Refugee / RSM)
0 - 2 Months Male & Female	$ 1,126.52
3-11 Months Male & Female	$ 222.01
1 - 5 Years Male & Female	$ 128.41
6-13 Years Male & Female	$ 119.40
14-20 Years Female	$ 193.02
14-20 Years Male	$ 118.60
21 - 44 Years Female	$ 295.69
21 -44 Years Male	$ 294.26
45+ Years Female	$ 522.44
45+ Years Male	$ 566.68
PeachCare
0 - 2 Months Male & Female	$ 190.06
3-11 Months Male & Female	$ 190.06
1 - 5 Years Male & Female	$ 140.66
6 -13 Years Male & Female	$ 154.48
14-20 Years Female	$ 186.58
14-20 Years Male	$ 158.00
Female Services
Breast and Cervical Cancer	$ 1,637.93
Delivery/Kick Payment	$ 5,846.21

SOUTHWEST REGION	Well care Adjusted
Medicaid (LIM/Refugee/RSM)
0 - 2 Months Male & Female	$ 1,110.28
3-11 Months Male & Female	$ 227.72
1 - 5 Years Male & Female	$ 129.47
6- 13 Years Male & Female	$ 117.05
14-20 Years Female	$ 186.23
14-20 Years Male	$ 119.13
21 -44 Years Female	$ 281.38
21 - 44 Years Male	$ 273.03
45+ Years Female	$ 498.66
45+ Years Male	$ 566.68
PeachCare
0 - 2 Months Male & Female	$ 190.06
3-11 Months Male & Female	$ 190.06
1 - 5 Years Male & Female	$ 138.65
6 -13 Years Male & Female	$ 152.27
14-20 Years Female	$ 181.89
14-20 Years Male	$ 149.64
Female Services
Breast and Cervical Cancer	$ 1,637.93
Delivery/Kick Payment	$ 5,709.09

Exhibit 2
ATTACHMENT M

STATEMENT OF ETHICS

Preamble

The Department of Community Health has embraced a mission to improve the health of all Georgians through health benefits, systems development, and education. In accomplishing this mission, DCH employees must work diligently and conscientiously to support the goals of improving health care delivery and health outcomes of the people we serve, empowering health care consumers to make the best decisions about their health and health care coverage, and ensuring the stability and continued availability of health care programs for the future. Ultimately, the mission and goals of the organization hinge on each employee's commitment to strong business and personal ethics. This Statement of Ethics requires that each employee:

• Promote fairness, equality, and impartiality in providing services to clients

• Safeguard and protect the privacy and confidentiality of clients' health information, in keeping with the public trust and mandates of law

• Treat clients and co-workers with respect, compassion, and dignity

• Demonstrate diligence, competence, and integrity in the performance of assigned duties

• Commit to the fulfillment of the organizational mission, goals, and objectives

• Be responsible for employee conduct and report ethics violations to the Ethics Officer

• Engage in carrying out DCH's mission in a professional manner

• Foster an environment that motivates DCH employees and vendors to comply with the Statement of Ethics

• Comply with the Code of Ethics set forth in O.C.G.A. Section 45-10-1 et seq.

Not only should DCH employees comply with this Statement of Ethics, but DCH expects that each vendor, contractor, and subcontractor will abide by the same requirements and guidelines delineated. Moreover, it is important that employees and members of any advisory committee or commission of DCH acknowledge the Statement of Ethics.

Ethical Guidelines

1. Code of Conduct

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All employees of DCH are expected to maintain and exercise at all times the highest moral and ethical standards in carrying out their responsibilities and functions. Employees must conduct themselves in a manner that prevents all forms of impropriety, including placement of self-interest above public interest, partiality, prejudice, threats, favoritism and undue influence. There will be no reprisal or retaliation against any employee for questioning or reporting possible ethical issues.

2. Equal Employment

The Department is committed to maintaining a diverse workforce and embraces a personnel management program which affords equal opportunities for employment and advancement based on objective criteria. DCH will provide recruitment, hiring, training, promotion, and other conditions of employment without regard to race, color, age, sex, religion, disability, nationality, origin, pregnancy, or other protected bases. The Department expects employees to support its commitment to equal employment. The failure of any employee to comply with the equal employment requirements provided in DCH Policy #21 may result in disciplinary action, up to and including termination.

3. Harassment

DCH will foster a work environment free of harassment and will not tolerate harassment based on sex (with or without sexual conduct), race, color, religion, national origin, age, disability, protected activity (i.e., opposition to prohibited discrimination or participation in a complaint process) or other protected bases from anyone in the workplace:
supervisors, co-workers, or vendors. The Department strongly urges employees to report to the Human Resources Section any incident in which he or she is subject to harassment. Additionally, any employee who witnesses another employee being subjected to harassment should report the incident to the Human Resources Section. If DCH determines that an employee has engaged in harassment, the employee shall be subject to disciplinary action, up to and including termination, depending on the severity of the offense.

4. Appropriate Use of DCH Property

Employees should only use DCH property and facilities for DCH business and not for any type of personal gain. The use of DCH property and facilities, other than that prescribed by departmental policy, is not allowed. Furthermore, the use of DCH property and facilities for any purpose which is unlawful under the laws of the United States, or any state thereof, is strictly prohibited.
Employees who divert state property or resources for personal gain will be required to reimburse the Department and will be subject to the appropriate disciplinary action, up to and including, termination.

5. Secure Workplace

DCH is committed to maintaining a safe, healthy work environment for its employees. Accordingly, it is DCH's expectation that employees refrain from being under the

Amendment # 1 Well Care Control #0651	Page 6 of 18

influence of alcohol or drugs in the workplace because such conduct poses a threat to the employee, as well as others present in the workplace. Additionally, DCH has a zero tolerance policy regarding violence in the workplace. Specifically, DCH will not condone the threat of, or actual assault or attack upon, a client, vendor, or other employee. If an employee engages in violent behavior which results in an assault of another person, he or she will be immediately terminated.

6. Political Activities

Although the DCH recognizes that employees may have an interest in participating in political activities and desires to preserve employees' rights in participating in the political process, employees must be aware of certain allowances and prohibitions associated with particular political activities. DCH encourages employees to familiarize themselves with DCH Policy #416 to gain understanding about those instances when a political activity is disallowed and/or approval of such activity is warranted.

7. Confidentiality

DCH has a dual mandate in terms of confidentiality and privacy. Foremost, as a state agency, DCH must comply with the Georgia Open Records Act and Open Meetings Act. The general rule that is captured by those laws is that all business of the agency is open to the public view upon request. The exceptions to the general rule are found in various federal and state laws. hi order to protect the individuals' health information that is vital to the delivery of and payment for health care sen/ices, DCH sets high standards of staff conduct related to confidentiality and privacy. Those standards are reinforced through continuous workforce training, vendor contract provisions, policies and procedures, and web-based resources.

8. Conflicts of Interest

Employees should always strive to avoid situations which constitute a conflict of interest or lend to the perception that a conflict of interest exists. Specifically, employees must avoid engaging in any business with the DCH which results in personal financial gain. Similarly, employees must encourage family members to avoid similar transactions since they are subject to the same restrictions as employees. DCH encourages its employees to seek guidance from the Office of General Counsel regarding questions on conflicts of interest.

9. Gifts

Employees are strictly prohibited from individually accepting gifts from any person with whom the employee interacts on official state business. Gifts include, but are not limited to, money, services, loans, travel, meals, charitable donations, refreshments, hospitality, promises, discounts or forbearance that are not generally available to members of the public. Any such item received must be returned to the sender with an explanation of DCH's Ethics Policy.

Amendment # 1 Well Care Control #0651	Page 7 of 18

10. Relationships with Vendors and Lobbyists

DCH values vendors who possess high business ethics and a strong commitment to quality and value. Business success can only be achieved when those involved behave honestly and responsibly. Therefore, it is critical that employees ensure that vendors contracting with DCH are fully informed of DCH policies concerning their relationships with DCH employees and that these policies be uniformly applied to all vendors. Among other requirements, DCH expects that each vendor will honor the terms and conditions of its contracts and agreements. If DCH determines that a vendor has violated the terms and conditions of a contract or agreement, the vendor shall be held responsible for its actions.

Employees must ensure that fair and open competition exists in all procurement activities and contracting relationships in order to avoid the appearance of and prevent the opportunity for favoritism. DCH strives to inspire public confidence that contracts are awarded equitably and economically. DCH will apply the state procurement rules, guidelines, and policies. Open and competitive bidding and contracting will be the rule.

DCH recognizes that lobbyists, both regulatory and legislative, may from time to time seek to meet with DCH employees to advance a particular interest. DCH recognizes that employees may have personal opinions, even those that may be contrary to a position that DCH has adopted. DCH employees, however, must recognize that the public, including legislators and lobbyists, may have difficulty differentiating between the official DCH position and a personal opinion. Accordingly, employees should always work directly with the Director of Legislative Affairs in preparing any responses to requests or questions from elected officials and their staffer lobbyists.

Acknowledgement on the following page

Amendment # 1 Well Care Control #0651	Page 8 of 18

ACKNOWLEDGEMENT
I, the undersigned, hereby acknowledge that:

A. I have received, read, and understand the Georgia Department of Community Health's Statement of Ethics;

B. I agree to comply with each provision of the Georgia Department of Community Health's Statement oj Ethics;

C. I am a (please check which applies):

( ) Contractor

( ) Subcontractor

( ) Vendor

WELLCARE HEALTH PLANS, INC. /s/ Todd Farha Authorized Signature	2/27/2007 Date
Todd S. Farha Print Name

AFFIX CORPORATE SEAL (Corporations without a seal, attach a Certificate of Corporate Resolution)
ATTEST: Karen Mulroe	2/27/2007
Assistant General Counsel	Date
Title

* Must be President, Vice President, CEO or other authorized officer
**Must be Corporate Secretary

ATTACHMENT N

Georgia Department of Community Health

DCH Ethics In Procurement Policy	Policy: No. 402
Effective Date: April 10 , 2006 Release Date: April 5, 2006	Page 1 of 8

I. THE COMMITMENT

The Department is committed to a procurement process that fosters fair and open competition, is conducted under the highest ethical standards, is fully compliant with all instruments of governance and has the complete confidence and trust of the public it serves. To achieve these important public purposes, it is critical that potential and current vendors, as well as employees, have a clear understanding of, and an appreciation for, the DCH Ethics in Procurement Policy (the "Policy").

II. SCOPE

This Policy is applicable to all Vendors and Employees, as those terms are defined below.

III. CONSIDERATIONS

Procurement ethics must include, but is not limited to, the following considerations:

A. Legitimate Business Needs

The procurement of goods and services will be limited to those necessary to accomplish the mission, goals, and objectives of the Department.

B. Conflicts of Interest

A "conflict of interest" exists when personal interest interferes in any way with the interests of the Department. A conflict situation can arise when an individual takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest also arise when an individual, or a member of his or her Immediate Family, receives improper personal benefits as a result of his or her action, decision, or disclosure of Confidential Information in a Procurement.

C. Appearance of Impropriety

Employees must take care to avoid any appearance of impropriety and must disclose to their supervisors any material transaction or relationship that reasonably could be expected to give rise to a conflict of interest. Similarly, anyone engaged

Amendment # 1 Well Care Control #0651	Page 10 of 18

in a business relationship with the Department should avoid any appearances of impropriety.

D. Influence

An impartial, arms' length relationship will be maintained with anyone seeking to influence the outcome of a Procurement.

E. Gifts

DCH Employees are prohibited from soliciting, demanding, accepting, or agreeing to accept Gifts from a Vendor.

F. Misrepresentations

Employees and Vendors may not knowingly falsify, conceal or misrepresent material facts concerning a Procurement.

G. Insufficient Authorization

Employees may not obligate the Department without having received prior authorization from an approved official. Engaging in such activity is a misrepresentation of authority.

An Employee's failure to adhere to these considerations, as well as the guidelines set forth herein shall be grounds for disciplinary action, up to and including, termination. Similarly, a Vendor's failure to comply with this Policy will result in appropriate action as determined by governing state and/or federal law, rules and regulations, and other applicable Department policies and procedures.

IV. DEFINITIONS

For purposes of this policy:

"Affiliate Vendor Team" shall mean employees, directors, officers, contractors, and consultants of a Vendor that directly or indirectly assist the Vendor in the preparation of response to a Procurement.

"Confidential niton-nation" shall mean all information not subject to disclosure pursuant to the Open Records Act, O.C.G.A. §50-18-70 et seq. that a current Vendor or potential Vendor might utilize for the purpose of responding to Procurement or that which is deemed disadvantageous or harmful to the Department and to the citizens of the State of Georgia in that such disclosure might lead to an unfair advantage of one Vendor over another in a Procurement.

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"Contracting Officer" shall mean the Department Employee maintaining oversight of the Procurement process who may also be designated as the Point of Contact as described below.

"Department" shall mean the Georgia Department of Community Health.

"Employee" shall mean any person who is employed by the Department.

"Evaluation Team" shall mean a designated group of Department Employees who review, assess, and score documents submitted to the Department in response to a Procurement solicitation.

"Gifts" shall mean, for purposes of this Policy, money, advances, personal services, gratuities, loans, extensions of credit, forgiveness of debts, memberships, subscriptions, travel, meals, charitable donations, refreshments, hospitality, promises, discounts or forbearance that are not generally available to members of the public. A Gift need not be intended to influence or reward an Employee.

"Financial Interest" shall mean, for purposes of this Policy, an ownership interest in assets or stocks equaling or exceeding 0%.

"Immediate Family" shall mean a spouse, dependent children, parents, in-laws, or any person living in the household of the Employee.

"Kickback" shall mean compensation of any kind directly or indirectly accepted by an Employee from a Vendor competing for or doing business with the Department, for the purpose of influencing the award of a contract or the manner in which the Department conducts its business. Kickbacks include, but are not limited to, money, fees, commissions or credits.

"Procurement" shall mean buying, purchasing, renting, leasing, or otherwise acquiring any supplies, services, or construction. The term also includes all activities that pertain to obtaining any supply, sendee, or construction, including description of requirements, selection and solicitation of sources, preparation and award of contract, as well as the disposition of any Protest.

"Protest" shall mean a written objection by an interested party to an RFQ or RFP solicitation, or to a proposed award or award of a contract, with the intention of receiving a remedial result.

"Protestor" shall mean an actual bidder/offerer who is aggrieved in connection with a contract award and who files a Protest.

"Point of Contact" shall mean the individual designated to be a Vendor's only contact with the DCH following the public advertisement of a solicitation or the issuance of a request for a bid, proposal, or quote, until the award of a resulting contract and resolution of a Protest, if applicable.

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"Prohibited Contact" shall mean contact with any officer, member of the Board or other Employee of the DCH, other than the Point of Contact, whereby it could be reasonably inferred that such contact was intended to influence, or could reasonably be expected to influence, the outcome of a Procurement. This prohibition includes, without limitation, personal meetings, meals, entertainment functions, telephonic communications, letters, faxes and e-mails, as well as any other activity that exposes the Employee to direct contact with a Vendor. Tills prohibition does not include contacts with Employees solely for the purpose of discussing existing on-going Department work which is unrelated to die subject of the Procurement. Inquiries regarding the status of a Procurement should also be directed to the Point of Contact.

"Vendor" shall mean any individual or entity seeking to or doing business with the Department within the scope of this Policy, including, without limitation, contractors, consultants, suppliers, manufacturers seeking to act as the primary contracting party, officers and Employees of the foregoing, any subcontractors, sub consultants and sub suppliers at all lower tiers, as well as any person or entity engaged by the Department to provide a good or service.

"DOAS Vendor Manual" shall mean the Georgia of Department of Administrative Services' vendor manual.

V. EMPLOYEE RESPONSIBILITIES

A. Evaluation Team Members

1. The Contracting Officer must ensure that employees participating in any Procurement activities have sufficient understanding of the Procurement and evaluation process and the applicable DCH and DOAS rules and regulations and policies associated with the processes.

2. Evaluation team members are tasked with conducting objective, impartial evaluations, and therefore, must place aside any personal and/or professional biases or prejudices that may exist. Additionally, Employees serving on an Evaluation Team must not allow personal relationships (i.e. friendships, dating) with Employees, principals, directors, officers, etc. of a Vendor or individuals on the Affiliate Vendor Team to interfere with the ability to render objective and fair determinations. Such interference may constitute the appearance of, and/or an actual conflict of interest and should be immediately disclosed to the Contracting Officer prior to the Employee's participation on the evaluation team. The Contracting Officer shall consult with the Ethics Officer to make a determination as to whether the Employee should participate on the evaluation team.

3. hi the event that the Department determines that a conflict of interest does exist and the Employee failed to make the appropriate disclosure, the Department will disqualify the Employee from further participation on the evaluation team.

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Furthermore, in the event that the Department determines that the conflict of interest did impact the outcome of a Procurement, such Employee may be subject to disciplinary action, up to and including termination.

4. In the event that the Department identifies that the employee maintains a relationship of any sort that lends to an appearance of a conflict of interest with respect to a Procurement, the Department may, in its discretion, take appropriate action to eliminate such an appearance, up to and including the disallowance of the Employee's participation in any Procurement activities. In such instances, the employee most likely will not be subject to disciplinary action.

5. Prior to participating on an evaluation team, each DCH Employee must execute a statement attesting and acknowledging that:

a. The Employee shall not participate in a decision or investigation, or render an approval, disapproval, or recommendation with respect to any aspect of a
Procurement, knowing that the Employee, or member of their immediate family has an actual or potential Financial Interest in the Procurement, including prospective employment;

b. The Employee shall not solicit or accept Gifts, regardless of whether the intent is to influence purchasing decisions;

c. The Employee shall not be employed by, or agree to work for, a Vendor or potential Vendor or Affiliate Vendor Team during any phase of a Procurement;

d. The Employee shall not knowingly disclose Confidential Information;

e. The Employee is precluded from engaging in Prohibited Contact upon the release of a Procurement solicitation, during the Evaluation Process, and throughout a Protest period, period of stay or court injunction related to procurement with which Employee was associated or at any time prior to the final adjudication of the Protest;

f. The Employee is responsible for reporting any violations of tills Policy in accordance with this Policy;

g. The Employee will be responsible for complying with all DOAS rules and regulations, as well as Georgia law pertaining to procurements and conflicts of interest; and

h. The Employee shall not assist a potential Vendor in the Procurement process in evaluating the solicitation, preparing a bid in response to the evaluation, or negotiating a contract with the Department. This prohibition shall not prohibit the Contracting Officer from carrying out his or her

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prescribed duties as allowed by DCH policy and procedures or the DOAS Vendor Manual.

B. Responsibilities of Non-Evaluation Team Members

All Employees should be mindful of the importance of confidentiality during any Procurement. Even if an Employee is not serving in the capacity of a member on the Evaluation Team, the Employee must refrain from engaging in conduct with a Vendor that could result in a conflict of interest or be considered a Prohibited Contact.

VI. VENDOR RESPONSIBILITIES

A. Gifts and Kick-Backs

Vendors may neither offer nor give any Gift or Kick-backs, directly or indirectly, to an Employee. Similarly, no Vendor may offer or give any Gift or Kick-backs, directly or indirectly, to any member of an Employee's Immediate Family. Such prohibited activity may result in the termination of the contract, in those cases where the Vendor has executed a contract with the Department. In the event that a potential Vendor who has submitted a response to a Procurement solicitation engages in such activity, the Department shall act in accordance with DOAS protocol.

B. Family Relationships with Department Employees

If a Vendor has a family or personal relationship with the Employee, a Gift that is unconnected with the Employee's duties at the DCH is not necessarily prohibited. In detent-lining whether the giving of an item was motivated by personal rather than business concerns, the history of the relationship between the Vendor and Employee shall be considered. However, regardless of the family or personal relationship between a Vendor and an Employee, a Gift is strictly forbidden where it is being given under circumstances where it can reasonably be inferred that it was intended to influence the Employee in the performance of his or her official duties.

C. Vendor Submittals
The Department expects all potential Vendors and current Vendors to be forthcoming, always submitting true and accurate information in response to a Procurement or with regard to an existing business relationship. If the Department determines that the Vendor has intentionally omitted or failed to provide pertinent information and/or falsified or misrepresented material information submitted to the Department, the Department shall act in accordance with applicable state law and DOAS procurement policies and procedures.

Vendors must calculate the price(s) contained in any bid in accordance with Section 5.11 of the DOAS Vendor Manual.

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D. Business Relations

A Vendor may not be allowed to conduct business with the Department for the following reasons:

1. Falsifying or misrepresenting any material information to the Department as set forth hereinabove;

2. Conferring or offering to confer upon an Employee participating in a Procurement (which the entity has bid or intends to submit a bid) any Gift, gratuity, favor, or advantage, present or future; and

3. Any other reasons not explicitly set forth herein that are contained in the DOAS Vendor Manual.

VII. USE OF CONFIDENTIAL INFORMATION

Employees will not use Confidential Information for their own advantage or profit, nor will they disclose Confidential Information during a Procurement to any potential Vendor or to any other unauthorized recipient outside DCH.

VIII. ADDRESSING VIOLATIONS

A. The Process

Adherence to this policy makes all DCH staff responsible for bringing violations to the attention of the Contracting Officer under Procurement protocols or to a supervisor/manager if the affected Employee is not a part of the Procurement. If for any reason it is not appropriate to report a violation to the Contracting Officer or the Employee's immediate supervisor, Employees will report such violations or concerns to the Ethics Officer. The Contracting Officer and managers are required to report suspected ethics violations to the Ethics Officer who has specific responsibility to investigate all reported violations.

Reporting suspected policy violations by others shall not jeopardize an Employee's tenure with the Department. Confirmed violations will result in appropriate disciplinary action, up to and including termination from employment, hi some circumstances, criminal and civil penalties may be applicable.

The Ethics Officer will notify the employee making the report of the suspected violation of receipt of such report within five (5) business days. All reports will be promptly investigated and appropriate corrective action will be taken if warranted by the investigation.

B. Good Faith Filings

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Anyone filing a complaint concerning a violation of this policy must be acting in good faith and have reasonable grounds for believing the information disclosed indicates a violation. Any allegations that prove not to be substantiated and which prove to have been made maliciously or knowingly to be false will be viewed as a serious disciplinary offense.

C. Confidentiality

Violations or suspected violations may be submitted on a confidential basis by the complainant or maybe submitted anonymously. Reports of violations or suspected violations will be kept confidential to the extent possible, consistent with the need to conduct an adequate investigation. Additionally, all Employees are expected to cooperate in the investigation of such violations. Failure to cooperate in an investigation may result in disciplinary action, up to and including termination from employment.

Acknowledgement on the following page

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ACKNOWLEDGEMENT
I, the undersigned, hereby acknowledge that:

D. I have received, read, and understand the Georgia Department of Community Health's Ethics In Procurement Policy,

E. I agree to comply with each provision of the Georgia Department of Community Health's Ethics InProcurement Policy,

F. I am a (please check which applies):

( ) Contractor

( ) Subcontractor

( ) Vendor

Wellcare Health Plans, Inc.
/s/ Todd Farha Authorized Signature	2/27/2007 Date
Todd S. Farha Print Name

AFFIX CORPORATE SEAL (Corporations without a seal, attach a Certificate of Corporate Resolution)
ATTEST: Karen Mulroe	2/27/2007
Assistant General Counsel	Date
Title

* Must be President, Vice President, CEO or other authorized officer **Must be Corporate Secretary

Amendment # 1 Well Care Control #0651	Page 18 of 18